EXHIBIT 10.4

Caterpillar Inc.
Directors’ Deferred Compensation
Plan
(Amended and Restated Effective as of July 1, 2018)

TABLE OF CONTENTS
DIRECTORS’ DEFERRED COMPENSATION PLAN

ARTICLE I DEFINITIONS    1
1.1GENERAL    1
1.2CONSTRUCTION    1
ARTICLE II ELIGIBILITY    1
2.1ELIGIBILITY    1
ARTICLE III DEFERRALS    1
3.1DEFERRAL AGREEMENT    1
3.2TIMING OF DEFERRAL ELECTIONS    1
3.3AMOUNT OF DEFERRALS    1
ARTICLE IV VESTING    1
4.1VESTING    1
ARTICLE V INVESTMENT OF ACCOUNTS    1
5.1EQUITY DEFERRALS    1
5.2CASH DEFERRALS    1
5.3CHARGES    1
5.4COMPLIANCE WITH SECURITIES LAWS    1
5.5COMPLIANCE WITH COMPANY TRADING POLICIES AND PROCEDURES    1
ARTICLE VI DISTRIBUTIONS    1
6.1LIMITATION ON RIGHT TO RECEIVE DISTRIBUTION    1
6.2GENERAL RIGHT TO RECEIVE DISTRIBUTION    1
6.3FORM OF DISTRIBUTION    1

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6.4AMOUNT OF DISTRIBUTION    1
6.5TIMING OF DISTRIBUTION    1
6.6PAYMENT UPON DEATH    1
6.7PAYMENT UPON UNFORESEEABLE EMERGENCY    1
6.8DE MINIMIS DISTRIBUTION    1
6.9WITHHOLDING    1
6.10BAN ON ACCELERATION OF BENEFITS    1
ARTICLE VII ADMINISTRATION OF THE PLAN    1
7.1GENERAL POWERS AND DUTIES    1
ARTICLE VIII AMENDMENT    1
8.1AMENDMENT    1
8.2EFFECT OF AMENDMENT    1
8.3TERMINATION    1
ARTICLE IX GENERAL PROVISIONS    1
9.1PARTICIPANT’S RIGHTS UNSECURED    1
9.2NO GUARANTY OF BENEFITS    1
9.3SECTION 409A COMPLIANCE    1
9.4SPENDTHRIFT PROVISION    1
9.5DOMESTIC RELATIONS ORDERS    1
9.6INCAPACITY OF RECIPIENT    1
9.7SUCCESSORS    1
9.8LIMITATIONS ON LIABILITY    1
9.9OVERPAYMENTS    1

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CATERPILLAR INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN
PREAMBLE
Previously, Caterpillar Inc. (the “Company”) adopted the Caterpillar Inc. Directors’ Deferred Compensation Plan (the “Plan”) to provide members of its Board of Directors with an opportunity to defer the payment of compensation. The Plan has been amended and/or restated on a number of occasions with the most recent amendment and restatement being effective as of January 1, 2005, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. By execution of this document, the Company hereby further amends and restates the Plan in its entirety, effective as of July 1, 2018, to add a feature to permit Participants to defer certain equity compensation payable to them.
ARTICLE 1
DEFINITIONS
1.1    General. When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not begin a sentence, the word or phrase shall generally be a term defined in this Article I, unless a clearly different meaning is required by the context in which the word or phrase is used or the word or phrase is defined for a limited purpose elsewhere in the Plan document:
(a)    “Board” means the Board of Directors of the Company, or any authorized committee of the Board.
(b)    “C+B Officer” means the Company’s Director of Compensation + Benefits.
(c)    “Cash Compensation” means Compensation paid to a Director in the form of cash, other than Equity Awards that happen to be settled in cash.
(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.
(e)    “Company” means Caterpillar Inc. and, to the extent provided in Section 9.7 (Successors) below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.
(f)    “Company Share Equivalent Account” means the hypothetical investment fund described in Section 5.2(d) (Cash Deferrals - Special Company Share Equivalent Account Provisions).
(g)    “Company Stock” means common stock issued by the Company.
(h)    “Compensation” means the remuneration payable from time to time to a Director for services as a Director. Compensation shall include such remuneration attributable to annual fees, fees payable for attendance at meetings and fees payable for other services performed for or on behalf of the Company. Compensation shall not include expense reimbursements. Compensation also shall not include gains realized on the sale of shares, the exercise or other disposition of options or stock appreciation rights, or similar transactions.
(i)    “Deferral Account” means the bookkeeping account maintained under the Plan to record amounts deferred under Article III (Deferrals). The Plan Administrator shall establish subaccounts to separately account for deferrals of Cash Compensation and Equity Compensation.
(j)    “Deferral Agreement” means the deferral agreement(s) described in Section 3.1 (Deferral Agreement) that are entered into by a Participant pursuant to the Plan.
(k)    “Deferrals” means the deferrals made by a Participant in accordance with Article III (Deferrals).
(l)    “Director” means a member of the Board.
(m)    “Disability” or “Disabled” means that a Participant is determined to be totally disabled by the Social Security Administration.
(n)    “Distribution Election Form” means the election form by which a Participant elects the manner in which his accounts shall be distributed pursuant to Section 6.3 (Form of Distribution).
(o)    “Effective Date” means July 1, 2018. The provisions of this amendment and restatement relating to the deferral of equity compensation shall become effective for Equity Compensation granted on or after January 1, 2019.
(p)    “Equity Compensation” means Compensation payable to a Director upon the vesting of an equity-based compensation award granted to the Director under the Company’s stockholder-approved equity compensation plan in effect from time to time, other than a stock option or a stock appreciation right award.
(q)    “Equity Compensation Investment Account” means the investment account for Equity Compensation deferrals described in Section 5.1(b) (Equity Deferrals – Investment).
(r)    “Interest Fund” means the hypothetical investment fund described in Section 5.2(c) (Cash Deferrals - Special Interest Fund Provisions).
(s)    “Investment Funds” means the Interest Fund and the Caterpillar Share Equivalent Account.
(t)    “Key Employee” means a “key employee” as defined in Section 416(i) of the Code without regard to Section 416(i)(5).

(u)    “Participant” means a Director who affirmatively elects to participate in the Plan pursuant to Section 2.1 (Eligibility).
(v)    “Plan” means the Caterpillar Inc. Directors’ Deferred Compensation Plan, as set forth herein.
(w)    “Plan Administrator” means the C+B Officer. The Plan Administrator may delegate his authority hereunder in his sole and absolute discretion.
(x)    “Plan Year” means the calendar year.
(y)    “Separation from Service” means separation from service as determined in accordance with any regulations, rulings or other guidance issued by the Department of the Treasury pursuant to Section 409A(a)(2)(A)(i) of the Code, as it may be amended or replaced from time to time.
(z)    “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For purposes of the Plan, an “Unforeseeable Emergency” shall not include a Participant’s need to send his or her child to college or a Participant’s desire to purchase a home.
(aa)    “Valuation Date” means, except as otherwise provided herein, the last day of each month of the Plan Year.
1.2    Construction. The masculine gender, when appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the Plan clearly states to the contrary. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of the Plan. If any provision of the Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of the Plan shall be construed and enforced according to the laws of the State of Illinois, without regard to conflict of laws principles and shall be administered according to the laws of such state, except as otherwise required by ERISA, the Code, or other Federal law.
ARTICLE II
ELIGIBILITY

2.1    Eligibility. Any Director who is not an Employee of the Company or any of its affiliates is eligible to participate in the Plan. An eligible Director shall elect to participate in the Plan by completing a Deferral Agreement as provided in Section 3.1 (Deferral Agreement).

ARTICLE III
DEFERRALS
3.1    Deferral Agreement. In order to make Deferrals, a Participant must complete a Deferral Agreement in the form prescribed by the Plan Administrator. The Plan Administrator may require a Participant to complete separate Deferral Agreements for Cash Compensation and Equity Compensation. The Deferral Agreement shall be delivered to the Plan Administrator (or his designee) by the time specified in Section 3.2 (Timing of Deferral Elections). An election made by a Participant pursuant to a Deferral Agreement shall be irrevocable with respect to the Plan Year covered by the election. Notwithstanding the foregoing, the Plan Administrator may permit a Participant to revoke an election if the Participant has experienced an Unforeseeable Emergency, but only to the extent that revoking the election would help the Participant meet the related emergency need.
3.2    Timing of Deferral Elections.
(a)    General Rule. Deferral Agreements shall be completed by the Director and delivered to the Plan Administrator prior to the beginning of the Plan Year in which the Compensation to be deferred is otherwise earned by the Director. The Deferral Agreement will remain in effect from year-to-year until changed by the Participant in accordance with the preceding sentence. The Plan Administrator, in his discretion, may require an earlier time by which the election to defer Compensation must be completed.
(b)    Initial Deferral Election. For the Plan Year in which a Director first becomes eligible to participate in the Plan (but only if the Director has never been eligible to participate in another “account balance plan,” other than a separation pay plan, of the Company or an affiliate that is aggregated with the Plan under Section 409A of the Code), the Director may elect to make Deferrals with respect to services to be performed subsequent to the date of the election by completing and delivering a Deferral Agreement within 30 days after the date the Director becomes eligible to participate in the Plan.
3.3    Amount of Deferrals. Any Participant may elect to defer, pursuant to a Deferral Agreement, the receipt of 50% to 100% (designated in whole percentages) of the Compensation earned by the Participant by the Company in any Plan Year. If the Plan Administrator requires separate Deferral Agreements as provided in Section 3.1 (Deferral Agreement), the Participant may elect to defer 50% to 100% (designated in whole percentages) of the Cash Compensation earned by the Participant by the Company in any Plan Year and separately defer 50% to 100% (designated in whole percentages) of the Equity Compensation earned by the Participant by the Company in any Plan Year. The amounts deferred pursuant to this Section 3.3 shall be allocated to the Deferral Account maintained for the Participant.
ARTICLE IV
VESTING
4.1    Vesting. Subject to Section 9.1 (Participant’s Rights Unsecured), each Participant shall at all times be fully vested in all amounts credited to or allocable to his Deferral Account and his rights and interest therein shall not be forfeitable for any reason; provided that any Equity Compensation deferred under the Plan shall be credited to a Participant’s Deferral Account only if such Equity Compensation first becomes vested in accordance with the terms of the applicable Equity Compensation award agreement.
ARTICLE V
INVESTMENT OF ACCOUNTS
5.1    Equity Deferrals. The provisions of this Section 5.1 shall apply only to Equity Compensation deferred by the Participant.
(a)    Adjustment of Accounts. Except as otherwise provided elsewhere in the Plan, as of each date on which Equity Compensation subject to a Participant’s deferral election becomes vested, the Participant’s account will be adjusted to reflect the deferral of such Equity Compensation under Article III (Deferrals) and the value of the Company Stock deferred in accordance with policies applied uniformly to all Participants.
(b)    Investment. Each Participant may not direct the investment of deferrals of Equity Compensation credited to his Plan accounts. Rather, deferrals of Equity Compensation will be allocated to an Equity Compensation Investment Account which shall be notionally invested in Company Stock during the deferral period. Dividend equivalents will accrue and will be reinvested in additional notional shares of Company Stock.
5.2    Cash Deferrals. The provisions of this Section 5.2 shall apply only to Cash Compensation deferred by the Participant.
(a)    Adjustment of Accounts. Except as otherwise provided elsewhere in the Plan, as of each Valuation Date, each Participant’s accounts will be adjusted to reflect deferrals of Cash Compensation under Article III (Deferrals) and the positive or negative rate of return on the Investment Funds selected by the Participant pursuant to Section 5.2(b)(ii) (Cash Deferrals - Investment - Participant Directions). The rate of return will be credited or charged in accordance with policies applied uniformly to all Participants.
(b)    Investment.
(i)    Investment Funds. Each Participant may direct the notional investment of deferrals of Cash Compensation credited to his Plan accounts in the Investment Funds.
(ii)    Participant Directions. Each Participant may direct that all of the amounts attributable to his deferral of Cash Compensation be invested in either the Company Share Equivalent Account or Interest Fund or may direct that fractional (percentage) increments of such accounts be invested in the Company Share Equivalent Account and Interest Fund as he shall desire in accordance with such procedures as may be established by the Plan Administrator.
(iii)    Changes and Intra-Fund Transfers. Participant investment directions may be changed, and amounts may be transferred between the Investment Funds, in accordance with the procedures established by the Plan Administrator. The designation will remain in effect until changed by the timely submission of a new designation.
(iv)    Default Selection. In the absence of any designation, a Participant will be deemed to have directed the investment of his cash accounts in the Interest Fund.
(v)    Impact of Election. The Participant’s selection of Investment Funds shall serve only as a measurement of the value of the Participant’s cash accounts pursuant to Section 5.2(a) (Cash Deferrals – Adjustment of Accounts) and this Section 5.2(b). Neither the Company nor the Plan Administrator is required to actually invest a Participant’s accounts in accordance with the Participant’s selections.
(vi)    Investment Performance. Accounts shall be adjusted on each Valuation Date to reflect investment gains and losses as if the accounts were invested in the hypothetical Investment Funds selected by the Participants in accordance with this Section 5.2(b) and charged with any and all reasonable expenses as provided in Section 5.3 (Charges) below. The earnings and losses determined by the Plan Administrator in good faith and in his discretion pursuant to this Section shall be binding and conclusive on the Participant, the Participant’s beneficiary and all parties claiming through them.
(c)    Special Interest Fund Provisions.
(i)    General. The Interest Fund shall accrue interest at a rate equal to (i) prior to January 1, 2007, the base corporate lending rate (sometimes referred to as the “prime rate”) applicable to commercial lending customers of Citibank, N.A., New York, New York (or any successor thereto); or (ii) from and after January 1, 2007, the rate on U.S. Treasury Notes with a maturity of ten years. Such interest shall accrue and compound quarterly and be determined as of the last business day of each calendar quarter.
(ii)    Installment Distributions Commencing Prior to January 1, 2007. Notwithstanding the provisions of Section 5.2(c)(i) (Cash Deferrals - Special Interest Fund Provisions - General) to the contrary, if a Participant elected to receive installment distributions pursuant to Section 6.3 (Form of Distribution) and such distributions commenced on or before December 31, 2006, interest shall accrue to such Participants’ accounts at a rate equal to the base corporate lending rate (sometimes referred to as the “prime rate”) applicable to commercial lending customers of Citibank, N.A., New York, New York (or any successor thereto).
(d)    Special Company Share Equivalent Account Provisions.
(i)    General. A Participant’s interest in the Company Share Equivalent Account shall be expressed in whole and fractional hypothetical units of the Company Share Equivalent Account. As a general matter, the Company Share Equivalent Account shall track an investment in Company Stock and shall generally reflect share ownership for events such as stock splits. Dividend equivalents will accrue to the Company Share Equivalent Account and will be reinvested in additional units. Because investment in the Company Share Equivalent Account is investment in a hypothetical account, there shall be no voting or similar rights associated therewith.

The number of units shall be determined by dividing the amount deferred into the Company Share Equivalent Account (or dividends credited) by the average of the high and low prices of Company Stock on the New York Stock Exchange on the date of such deferral or dividend credit (or the next succeeding trading day if there is no trading on that date).
(ii)    Investment Directions. A Participant’s ability to direct investments into or out of the Company Share Equivalent Account shall be subject to such procedures as the Plan Administrator may prescribe from time to time to assure compliance with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and other applicable requirements. Such procedures also may limit or restrict a Participant’s ability to make (or modify previously made) deferral and distribution elections pursuant to Articles III and VI, respectively. In furtherance and not in limitation of the foregoing, to the extent a Participant acquires any interest in an equity security under the Plan for purposes of Section 16(b), the Participant shall not dispose of that interest within six months, unless specifically exempted by Section 16(b) or any rules or regulations promulgated thereunder.
5.3    Charges. The Plan Administrator may (but is not required to) charge Participants’ accounts for the reasonable expenses of administration including, but not limited to, carrying out and/or accounting for investment instructions directly related to such accounts.
5.4    Compliance with Securities Laws. Any election by a Participant to defer Equity Compensation or to hypothetically invest any amount in the Company Share Equivalent Account, and any elections to transfer amounts from or to the Company Share Equivalent Account to or from any other Investment Fund, shall be subject to all applicable securities law requirements including, but not limited to, the last sentence of Section 5.2(d)(ii) (Cash Deferrals - Special Company Share Equivalency Account Provisions – Investment Directions) and Rule 16b-3 promulgated by the Securities Exchange Commission. To the extent that any election violates any securities law requirement, or the Company’s stock trading policies and procedures, the election shall be void.
5.5    Compliance with Company Trading Policies and Procedures. Any election by a Participant to defer Equity Compensation or to hypothetically invest any amount in the Company Share Equivalent Account, and any elections to transfer amounts from or to the Company Share Equivalent Account to or from the other Investment Fund, shall be subject to all Company Stock trading policies promulgated by the Company. To the extent that any election violates any such trading policy or procedures, the election shall be void.
ARTICLE VI
DISTRIBUTIONS
6.1    Limitation on Right to Receive Distribution. A Participant (or the Participant’s beneficiary in the case of the Participant’s death) shall not be entitled to receive a distribution prior to the first to occur of the following events:
(a)    The Participant’s Separation from Service, or, in the case of a Participant who is a Key Employee, the date which is six months after the Participant’s Separation from Service;

(b)    The date the Participant becomes Disabled;
(c)    The Participant’s death;
(d)    A specified time (or pursuant to a fixed schedule) specified at the date of deferral of compensation;
(e)    An Unforeseeable Emergency; or
(f)    To the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.
This Section 6.1 restates the restrictions on distributions set forth in Section 409A of the Code and is intended to impose restrictions on distributions pursuant to the Plan accordingly. This Section 6.1 does not describe the instances in which distributions will be made. Rather, distributions will be made only if and when permitted both by this Section 6.1 and another provision of the Plan.
6.2    General Right to Receive Distribution. Following a Participant’s Separation from Service, the Participant’s Plan accounts will be distributed to the Participant at the time and in the manner provided in Sections 6.3 (Form of Distribution) and 6.5 (Timing of Distribution), or Section 6.6 (Payment Upon Death), as applicable.
6.3    Form of Distribution. Accounts shall be distributed in a single lump sum payment or in up to ten annual installments. Amounts attributable to the deferral of Equity Compensation shall be distributed in Company Stock (with any fractional shares attributable to the receipt of dividends rounded to the nearest whole share) and amounts attributable to the deferral of Cash Compensation shall be distributed in cash. Distributions shall be subject to such uniform rules and procedures as may be adopted by the Plan Administrator from time to time, consistent with Section 409A of the Code. The form of payment (i.e., lump sum or installments) shall be selected by the Participant in the initial Distribution Election Form (which may be contained in and be a part of a Deferral Agreement) submitted by the Participant to the Plan Administrator on entry into the Plan. A Participant may not subsequently change his election. If no valid Distribution Election Form exists, the Participant’s accounts will be distributed in a single lump-sum.
6.4    Amount of Distribution. The amount distributed to a Participant shall equal the sum of the vested amounts credited to the Participant’s accounts as of the Valuation Date immediately preceding the date of the distribution. Amounts invested in the Company Share Equivalent Account shall be based on the fair market value of the Company Stock on the relevant Valuation Date determined pursuant to uniform and non-discriminatory rules established by the Plan Administrator.
6.5    Timing of Distribution. Amounts will be distributed (or in the case of installment distributions, such installments shall commence) as soon as practicable after the January 1 coincident with or next following the Participant’s Separation from Service (but not sooner than the six-month anniversary of such Separation in the case of a Key Employee). Notwithstanding the foregoing, in the event that Separation from Service occurs due to death, amounts may be distributed as soon as practicable after Separation from Service.
6.6    Payment Upon Death.
(a)    Designation of Beneficiary. If a Participant should die before receiving a full distribution of his Plan accounts, distribution shall be made to the beneficiary designated by the Participant. If a Participant has not designated a beneficiary, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to the Participant’s estate.
(b)    Timing and Form of Payment to Beneficiary.
(i)    Payments Commenced at Time of Death. If, at the time of the Participant’s death, installment payments of the Participant’s accounts have commenced pursuant to this Article VI, such payments shall continue to the Participant’s beneficiary in the same time and the same form as if the Participant has remained alive until the last installment payment was scheduled to be made. Notwithstanding the foregoing, a beneficiary may take a withdrawal upon an Unforeseeable Emergency pursuant to Section 6.7 (Payment Upon Unforeseeable Emergency), applying the provisions of such Section by substituting the term “beneficiary” for “Participant”.
(ii)    Payments Not Commenced at Time of Death. If, at the time of the Participant’s death, payment of the Participant’s accounts has not commenced pursuant to this Article VI, the distributions made pursuant to this Section 6.6 shall be made to the Participant’s beneficiary in accordance with the then current and valid distribution election made by the Participant (or, in the absence of such a distribution election, in accordance with the “default” provisions of Section 6.3 (Form of Distribution).
6.7    Payment Upon Unforeseeable Emergency. Notwithstanding any provision of the Plan to the contrary, if a Participant incurs an Unforeseeable Emergency, the Participant may elect to make a withdrawal from the adjusted balance of the Participant’s account. A distribution shall only be made on account of an Unforeseeable Emergency if, as determined under regulations of the Secretary of the Treasury, the amounts distributed with respect to an emergency do not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved:
(a)    through reimbursement or compensation by insurance or otherwise;
(b)    by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or
(c)    by cessation of deferrals under the Plan.
A Participant who wishes to receive a distribution pursuant to this Section 6.7 shall apply for such distribution to the Plan Administrator and shall provide information to the Plan Administrator reasonably necessary to permit the Plan Administrator to determine whether an

Unforeseeable Emergency exists and the amount of the distribution reasonably needed to satisfy the emergency need.
6.8    De Minimis Distribution. Subject to Section 6.5 (Timing of Distribution) regarding Key Employees, if a Participant incurs a Separation from Service and as of the “payment date,” the value of the Participant’s accounts is not greater than the amount then in effect under Section 402(g) of the Code, the Participant’s accounts shall be distributed to the Participant in a single lump sum regardless of any elections made by the Participant pursuant to Section 6.3 (Form of Distribution). For purposes of this Section 6.8, the “payment date” shall be the date on which the Participant’s accounts are distributed pursuant to this Section 6.8. In no event shall the “payment date” be later than the later of (a) December 31 of the Plan Year in which the Participant’s Separation of Service occurs and (b) the date which is two and one-half months immediately following the Participant’s Separation from Service.
6.9    Withholding. All distributions will be subject to all applicable tax and withholding requirements.
6.10    Ban on Acceleration of Benefits. Notwithstanding any other provision of the Plan to the contrary, neither the time nor the schedule of any payment under the Plan may be accelerated except as provided in regulations or other guidance issued by the Internal Revenue Service or the Department of the Treasury.
ARTICLE VII
ADMINISTRATION OF THE PLAN
7.1    General Powers and Duties. The following list of powers and duties is not intended to be exhaustive, and the Plan Administrator shall, in addition, exercise such other powers and perform such other duties as he may deem advisable in the administration of the Plan, unless such powers or duties are expressly assigned to another pursuant to the provisions of the Plan.
(a)    General. The Plan Administrator shall perform the duties and exercise the powers and discretion given to him in the Plan document and by applicable law and his decisions and actions shall be final and conclusive as to all persons affected thereby. The Company shall furnish the Plan Administrator with all data and information that the Plan Administrator may reasonably require in order to perform his functions. The Plan Administrator may rely without question upon any such data or information.
(b)    Disputes. Any and all disputes that may arise involving Participants or beneficiaries shall be referred to the Plan Administrator and his decision shall be final. Furthermore, if any question arises as to the meaning, interpretation or application of any provisions of the Plan, the decision of the Plan Administrator shall be final.
(c)    Agents. The Plan Administrator may engage agents, including recordkeepers, to assist him and he may engage legal counsel who may be counsel for the Company. The Plan Administrator shall not be responsible for any action taken or omitted to be taken on the advice of such counsel, including written opinions or certificates of any agent, counsel, actuary or physician.
(d)    Insurance. At the C+B Officer’s request, the Company shall purchase liability insurance to cover the C+B Officer in his activities as the Plan Administrator.
(e)    Allocations. The Plan Administrator is given specific authority to allocate responsibilities to others and to revoke such allocations. When the Plan Administrator has allocated authority pursuant to this paragraph, the Plan Administrator is not to be liable for the acts or omissions of the party to whom such responsibility has been allocated.
(f)    Records. The Plan Administrator shall supervise the establishment and maintenance of records by its agents, the Company containing all relevant data pertaining to any person affected hereby and his or her rights under the Plan. In addition, the Plan Administrator may, in its discretion, establish a system for complete or partial electronic administration of the Plan and may replace any written documents described in the Plan with electronic counterparts as it deems appropriate.
(g)    Interpretations. The Plan Administrator, in his sole discretion, shall interpret and construe the provisions of the Plan (and any underlying documents or policies).
(h)    Electronic Administration. The Plan Administrator shall have the authority to employ alternative means (including, but not limited to, electronic, internet, intranet, voice response or telephonic) by which Participants may submit elections, directions and forms required for participation in, and the administration of, the Plan. If the Plan Administrator chooses to use these alternative means, any elections, directions or forms submitted in accordance with the rules and procedures promulgated by the Plan Administrator will be deemed to satisfy any provision of the Plan calling for the submission of a written election, direction or form.
(i)    Accounts. The Plan Administrator shall combine the various accounts of a Participant if he deems such action appropriate. Furthermore, the Plan Administrator shall divide a Participant’s accounts into sub-accounts if he deems such action appropriate.
(j)    Delegation. The Plan Administrator may delegate his authority hereunder, in whole or in part, in his sole and absolute discretion.
ARTICLE VIII
AMENDMENT
8.1    Amendment. The Company reserves the right to amend the Plan when, in the sole discretion of the Company, such amendment is advisable.
8.2    Effect of Amendment. Any amendment of the Plan shall apply prospectively only and shall not directly or indirectly reduce the balance of any Plan account as of the effective date of such amendment.

8.3    Termination. The Company expressly reserves the right to terminate the Plan. In the event of termination, the Company shall specify whether termination will change the time at which distributions are made; provided that any acceleration of a distribution is consistent with Section 409A of the Code. In the absence of such specification, the timing of distributions shall be unaffected by termination.
ARTICLE IX
GENERAL PROVISIONS
9.1    Participant’s Rights Unsecured. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The right of a Participant or his or her designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to a Participant’s accounts hereunder shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. Nothing in this Section shall preclude the Company from establishing a “Rabbi Trust,” but the assets in the Rabbi Trust must be available to pay the claims of the Company’s general creditors in the event of the Company’s insolvency.
9.2    No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.
9.3    Section 409A Compliance. The Company intends that the Plan meet the requirements of Section 409A of the Code and the guidance issued thereunder. The Plan shall be construed and interpreted in a manner consistent with that intention.
9.4    Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor shall any such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims in bankruptcy proceedings. This Section shall not preclude arrangements for the withholding of taxes from deferrals, credits, or benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation).
9.5    Domestic Relations Orders. Notwithstanding the provisions of Section 9.4 (Spendthrift Provision) to the contrary and to the extent permitted by law, the amounts payable pursuant to the Plan may be assigned or alienated pursuant to a “Domestic Relations Order” (as such term is defined in Section 414(p)(1)(B) of the Code).
9.6    Incapacity of Recipient. If the Plan Administrator is served with a court order holding that a person entitled to a distribution under the Plan is incapable of personally receiving and giving a valid receipt for such distribution, the Plan Administrator shall postpone payment until such time as a claim therefore shall have been made by a duly appointed guardian or other legal representative of such person. The Plan Administrator is under no obligation to inquire or investigate as to the competency of any person entitled to a distribution. Any payment to an appointed guardian or other legal representative under this Section shall be a payment for the account of the incapacitated person and a complete discharge of any liability of the Company and the Plan therefore.
9.7    Successors. The Plan shall be binding upon the successors and assigns of the Company and upon the heirs, beneficiaries and personal representatives of the individuals who become Participants hereunder.
9.8    Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Plan Administrator, the Company, nor any individual acting as the Plan Administrator’s or the Company’s employee, agent, or representative shall be liable to any Participant, former Participant, beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.
9.9    Overpayments. If it is determined that a distribution under the Plan should not have been paid or should have been paid in a lesser amount, written notice thereof shall be given to the recipient of such distribution (or his legal representative) and he shall repay the amount of overpayment to the Company. If he fails to repay such amount of overpayment promptly, the Company shall arrange to recover for the Plan the amount of the overpayment by making an appropriate deduction or deductions from any future benefit payment or payments payable to that person (or his survivor or beneficiary) under the Plan or from any other benefit plan of the Company.
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IN WITNESS WHEREOF, the Company has caused the Plan to be executed by its duly authorized representative as of the 14 day of June, 2018.

CATERPILLAR INC.

/s/ Cheryl H. Johnson
Cheryl H. Johnson
Chief Human Resources Officer